EXHIBIT 10.42

                          SECURITIES PURCHASE AGREEMENT


         THIS AGREEMENT, effective as of the 21st day of March, 1997, by and between Law Companies Group, Inc., a Georgia corporation (the "Company"), and Virgil R. Williams and James M. Williams, each a resident of the State of Georgia (jointly and severally, "Buyer").


                                                W I T N E S S E T H:

         WHEREAS, the authorized capital stock of the Company, as of the date hereof, consists of 10,000,000 shares of Common Stock ("Common Stock") of which 1,894,828.853 shares are issued and outstanding and 5,000,000 shares of Class A Common Stock ("Class A Common") none of which is issued or outstanding.

         WHEREAS, immediately prior to the consummation of the transactions contemplated herein, the Company's articles of incorporation shall be amended and restated as set forth in the form of Restated Articles of Incorporation attached as Exhibit A hereto (the "Restated Articles") which will eliminate from the Company's authorized capital stock all shares of Class A Common and authorize a new class of stock consisting of 2,500,000 shares of Cumulative Convertible Redeemable Preferred Stock ("Preferred Stock"). 10,000,000 shares of Common Stock will remain authorized under the Restated Articles.

         WHEREAS, upon and subject to the terms and conditions contained herein, the Company desires to sell to Buyer, and Buyer desires to buy from the Company, certain securities of the Company as more particularly described below.

         NOW, THEREFORE, in consideration of the mutual benefits to each party, it is hereby agreed as follows:


                                    ARTICLE I

                         PURCHASE AND SALE OF SECURITIES

         I.1 Purchase and Sale of the Securities. Buyer shall purchase from the Company, and the Company shall sell, transfer, assign and deliver to Buyer, at the Closing, the following securities:



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                                                         4        S2-321383.14
                  (a) The number of shares of Preferred Stock (the "Preferred Shares") hereafter specified, together with warrants to purchase an equal number of shares of Common Stock, the terms of which are set forth in the form of Warrant attached as Exhibit B hereto (the "Warrants"). The number of shares of Preferred Stock to be purchased hereunder shall be equal to one-half of the shares of Common Stock and Common Stock Equivalents issued and outstanding at the Closing (the "Outstanding Shares"). The number of Outstanding Shares may change from the date hereof until the Closing only as a result of the Company taking action required pursuant to a contract to which it is a party, or as may be otherwise approved by Buyer.

                  (b) options to purchase up to 900,000 shares of Common Stock (the "Independent Options"), the terms of which are set forth in the form of Stock Option Agreement attached as Exhibit C hereto (the "Independent Options Agreement").

                  (c) options to purchase additional shares of Common Stock (the "Plan Options"). The Plan Options shall be granted pursuant to an agreement the form of which is attached as Exhibit D (the "Plan Option Agreement").

         I.2 Transfer of Securities. At the Closing, the Company shall deliver to Buyer (a) a certificate or certificates evidencing the Preferred Shares, (b) the Warrants, (c) the Independent Options Agreement and (d) the Plan Option Agreement.

         I.3 Purchase Price. The aggregate purchase price for the Securities shall equal Ten Million Dollars ($10,000,000) (the "Purchase Price"), which shall be paid by Buyer to the Company at the Closing by wire transfer of immediately available funds to an account designated in writing by the Company, and allocated among the Securities as shown on Exhibit "E".

         I.4 Closing. Subject to the satisfaction or waiver of the conditions set forth herein, the consummation of the purchase and sale of the Securities (the "Closing") shall take place at 10:00 a.m. on June 26, 1997 in the offices of Long Aldridge Norman LLP, One Peachtree Center, Suite 5300, 303 Peachtree Street, N.E., Atlanta, Georgia 30308, or on such other date at such other time and place as the parties shall agree (the "Closing Date").


                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Buyer as follows:



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         II.1  Authorized and  Outstanding  Stock.  On the date hereof,  (a) the authorized capital stock of the Company and the number of issued and outstanding shares thereof, and (b) all subscriptions, options, preemptive rights, calls, commitments, synthetic stock, and agreements and rights of any character requiring the Company or any Subsidiary, to issue or entitling any person or entity to acquire any additional shares of capital stock or any other equity security of the Company or any Subsidiary, including any right of conversion or exchange under any outstanding security or other instrument, are set forth in
Section 2.01 of the disclosure letter executed and delivered by both the Company and Buyer prior to or contemporaneously with the execution of this Agreement (the "Disclosure Letter"). All of such issued and outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable. There are no shares of capital stock held in the treasury of the Company. Except as set forth in Section 2.01 of the Disclosure Letter, there is not outstanding, nor is the Company bound by, any subscriptions, options, preemptive rights, warrants, calls, commitments, synthetic stock, or agreements or rights of any character requiring the Company or any Subsidiary, to issue or entitling any person or entity to acquire any additional shares of capital stock or any other equity security of the Company or any Subsidiary, including any right of conversion or exchange under any outstanding security or other instrument, and neither the Company nor any Subsidiary is obligated to issue or transfer any shares of its capital stock for any purpose, and such Section 2.01 sets forth a brief summary of the basic terms of any such items. Except as set forth in Section 2.01 of the Disclosure Letter, there are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any outstanding shares of capital stock of the Company or any Subsidiary.

         II.2 Corporate Status of Company; Status of Subsidiaries. The Company and each Subsidiary that is a corporation is duly organized, existing and in good standing under the laws of the jurisdictions of their respective incorporation and have the corporate power and authority to own their respective property and assets and to transact the businesses in which they respectively are engaged or presently propose to engage and are duly qualified and in good standing as foreign corporations in the Foreign Corporation States and any other state or country where failure to be so qualified and in good standing could have a Material Adverse Effect. Each Subsidiary that is a partnership or limited liability company is duly constituted, existing and in good standing under the laws of the jurisdiction of its constitution and has all requisite power, authority and legal right to own its property and assets and to transact the businesses in which it is engaged or presently proposes to engage and is duly qualified and in good standing as a foreign partnership wherever failure to be so qualified and in good standing could have a Material Adverse Effect. The Company and each of its Subsidiaries have the power to own their respective properties and to carry on their respective businesses as now being conducted.



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         II.3 Corporate Power and Authority. The Company has the corporate power and has taken all necessary corporate action (except for obtaining the necessary approval of the shareholders of the Company) to authorize it, to execute, deliver and carry out the terms and provisions of and to perform its obligations under this Agreement, the Warrants, the Independent Options Agreement, the Plan Option Agreement, the Preferred Shareholder Agreement, the Registration Rights Agreement, and the other Transaction Documents to which it is a party. This
Agreement,  the Warrants,  the Independent  Options  Agreement,  the Plan Option
Agreement,   the  Preferred  Shareholder  Agreement,   the  Registration  Rights
Agreement, and the other Transaction Documents to which the Company is a party have been or will be duly authorized, executed and delivered by the Company and constitute or will when executed and delivered by the Company constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as the enforceability thereof may be limited by Bankruptcy Law and by general principles of equity.

         II.4 Compliance with other Instruments. Neither the Company nor any of its Subsidiaries is in default under any material agreement to which it is a party, and except as set forth in Section 2.04 of the Disclosure Letter, the execution, delivery and performance by the Company of this Agreement, the Warrants, the Independent Options Agreement, the Plan Option Agreement, the Preferred Shareholder Agreement, the Registration Rights Agreement, and the other Transaction Documents to which the Company is a party, (a) will not contravene any provision of Applicable Law, (b) will not conflict with or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any of the property or assets of the Company or any of its Subsidiaries pursuant to the terms of, any indenture, mortgage, deed to secure debt, deed of trust, or other material agreement or instrument to which the Company or any of its Subsidiaries is a signatory or by which it is bound or to which it may be subject, (c) will not violate any provision of the articles of incorporation (or equivalent thereof) or bylaws (or equivalent thereof) of the Company or any corporate Subsidiary of the Company or the certificate of partnership or other document governing the constitution or conduct of affairs of any Subsidiary of the Company that is not a corporation,
(d) will not require any Governmental Approval and (e) will not result in the creation of any Lien upon the assets or properties of the Company and its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or any of its Subsidiaries, any agreement relating thereto or any other contract or agreement (including its Restated Articles) which limits the amount of, or otherwise imposes restrictions on the incurring of Indebtedness or contains dividend or redemption limitations on the capital stock of the Company, except for restrictions contained in the agreements listed in Section 2.04 of the Disclosure Letter.

         II.5 Litigation. Except as set forth in Section 2.05 of the Disclosure Letter, there are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries or any of their properties or rights by or before any court, arbitrator or administrative or governmental body in which the amount claimed or the Company's or such Subsidiary's potential liability exceeds $500,000 per claim or $1,000,000 in the aggregate (but in the same proceeding) for the Company and its Subsidiaries, taken as a whole.



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         II.6  Financial   Statements.   The  audited   consolidated   financial
statements of the Company and its Subsidiaries  dated December 31, 1995, and the
related  consolidated   statements  of  income  (including  supporting  footnote
disclosures),  with opinion of Ernst & Young, Certified Public Accountants,  and
the  unaudited   consolidated  financial  statements  of  the  Company  and  its
Subsidiaries dated December 31, 1996, and the related consolidated statements of income (including supporting footnote disclosures), all heretofore furnished to Buyer, are all true and correct in all material respects and present fairly the consolidated financial condition at the date of said financial statements and the results of operations for the fiscal year then ending of the Company and said Subsidiaries, and the unaudited income statement for the one-month period ending January 31, 1997 furnished to Buyer was prepared in accordance with regular internal procedures of the Company and its Subsidiaries. The unaudited summary monthly statements of the Company for each month of its fiscal years 1995 and 1996, true and correct copies of which have been delivered to Buyer, are a summary of the Company's regular monthly internal statements and were prepared on a consistent basis in the ordinary course of business. The Audited Consolidated Financial Statements of the Company and its Subsidiaries, dated December 31, 1996, and the related consolidated statements of income (including supporting footnote disclosures), with the unqualified opinion of Ernst & Young, Certified Public Accountants (the "FY 1996 Statements"), will, when presented in final form to Buyer, be true and correct in all material respects and present fairly the consolidated financial condition as of December 31, 1996 and the results of operations for the fiscal year then ended of the Company and said Subsidiaries. Neither the Company nor any of its Subsidiaries had (and, with respect to the FY 1996 Statements, will have) as of such date any significant liabilities, contingent or otherwise, including liabilities for Taxes or any unusual forward or long-term commitments which were not disclosed by or reserved against in the financial statements referred to above or in the notes thereto, and at the date hereof there are no material unrealized or anticipated losses from any unfavorable commitments of the Company or any of its Subsidiaries. All such financial statements have been (and, with respect to the FY 1996 Statements, will be) prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved. Since December 31, 1996, there has been no change which has had a Material Adverse Effect. The forecasts of the Company (covering the Company's 1997 fiscal year through its 2000 fiscal year), which were provided to Buyer in December 1996 are the same as those forecasts provided by the Company to the Company's senior lenders in December 1996.

         II.7  Consents  and  Governmental  Approvals.  Except  as set  forth in
Section 2.07 of Disclosure Letter, no Governmental Approval or consent, permission, approval or authorization of any non-governmental authority or Person is required to authorize, or is required in connection with, the execution, delivery, performance or enforcement of this Agreement, the Warrants, the Independent Options Agreement, the Plan Option Agreement, the Preferred Shareholder Agreement, the Registration Rights Agreement, or any other Transaction Documents.

         II.8     Title to Properties.



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                    (a) Each of the  Company and its  Subsidiaries  has (i) good and marketable fee simple title to its respective real properties (other than real properties it leases from others), including such real properties reflected in the financial statements referred to in Section 2.06, subject to no Lien of any kind except Liens described in Section
         2.08 of the Disclosure Letter, and (ii) good title to all of its other respective properties and assets (other than properties and assets which it leases from others), including the other properties and assets reflected in the financial statements referred to in Section 2.06, subject to no Lien of any kind except Liens described in Section 2.08 of the Disclosure Letter.

                   (b) Except as set forth in Section 2.08 of the Disclosure Letter, (i) each of the Company and its Subsidiaries enjoys peaceful and undisturbed possession under all leases necessary for the operation of its respective properties and assets, none of which contains any unusual or burdensome provisions that would adversely affect or impair the operation of such properties and assets, and all such leases are valid and subsisting and in full force and effect, and (ii) neither the Company nor any of its Subsidiaries is in default under the terms of any material lease of real property.

         II.9 Taxes. Except as set forth in Section 2.09 of the Disclosure Letter, each of the Company and its Subsidiaries has filed or caused to be filed all declarations, reports and tax returns including all federal, state and foreign income tax returns which it is required by law to file, and has paid all Taxes which are shown as being due and payable on such returns or on any assessments made against it or any of its properties. The accruals and reserves on the books of the Company and its Subsidiaries in respect of Taxes are adequate for all periods. Except as set forth on Section 2.09, neither the Company nor any of its Subsidiaries has any knowledge of any unpaid adjustment, assessment or any penalties or interest of significance, or any basis therefor, by any taxing authority for any period, except those being contested in good faith and by appropriate proceedings which effectively stay the enforcement of any Lien and the attachment of a penalty.

         II.10 ERISA.  Except as  disclosed  in Section  2.10 of the  Disclosure
Letter:

                  (a) Identification of Plans. (i) Neither the Company nor any ERISA Affiliate maintains or contributes to, or has maintained or contributed to, any Plan that is an ERISA Plan, and (ii) neither the Company nor any of its Subsidiaries maintains or contributes to, or has maintained or contributed to, any Plan that is an Executive Arrangement.

                  (b) Compliance. Each Plan has at all times been maintained, by its terms and in operation, in accordance with all Applicable Laws, except such noncompliance (when taken as a whole) that will not have a Material Adverse Effect. There are no disclosures which are presently required to be made under generally accepted accounting principles or by the PBGC which the Company has not made and which relate to matters which could have a Material Advance Effect.

                  (c) Liabilities. Neither the Company nor any of its Subsidiaries is currently nor has in the last 6 years been obligated to make contributions (directly or indirectly) to a Multiemployer Plan, nor is it currently nor will it become subject to any liability (including withdrawal liability), tax or penalty whatsoever to a Multiemployer Plan or any Person whomsoever with respect to any Plan including, but not limited to, any tax, penalty or liability arising under Title I or Title IV or ERISA or Chapter 43 of the Code, except such liabilities (when taken as a whole) as will not have a Material Adverse Effect.

                  (d) Funding. The Company and each ERISA Affiliate has made full and timely payment of all amounts (i) required to be contributed under the terms of each Plan and Applicable Law and (ii) required to be paid as expenses of each Plan. No Plan has an "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA).

                  (e) Benefits For Non-Employees. No Plan or Executive Arrangement in any way provides for any benefits of any kind whatsoever (other than under the "continuation coverage" requirements of Section 4980B of the Code and Section 601 of ERISA, the Federal Social Security Act, or any ERISA Plan qualified under Section 401(a) of the Code) to any Person who, at the time the benefit is to be provided, is not an employee of the Company or an ERISA Affiliate (or a beneficiary of any employee), nor have any representations, agreements, covenants or commitments been made by the Company to provide any such benefit.

         II.11    [INTENTIONALLY OMITTED].

         II.12 Subsidiaries. Section 2.12 of the Disclosure Letter correctly sets forth the name of each Subsidiary of the Company, the jurisdiction of such Subsidiary's incorporation or organization and the ownership of all issued and outstanding capital stock or other equity of such Subsidiary. All the outstanding shares of the capital stock or other equity of each such Subsidiary have been validly issued and are fully paid and nonassessable and all such outstanding shares or other equity, except as noted in Section 2.12 of the Disclosure Letter, are owned of record and beneficially by the Company or a wholly-owned Subsidiary of the Company free of any Lien or claim. Law/Crandall, Inc. has merged with and into Law Engineering, Inc., which subsequently merged with and into Law Engineering and Environmental, Inc. Neither Law/Crandall, Inc. nor Law Engineering, Inc. now exist.

         II.13 Outstanding Indebtedness. Except as set forth in Section 2.13 of the Disclosure Letter, neither the Company nor any of its Subsidiaries, on a consolidated basis, has outstanding any Indebtedness. There exists no default under the provisions of any instrument evidencing or securing Indebtedness of the Company or any of its Subsidiaries or of any agreement otherwise relating thereto which has had or would reasonably be expected to have a Material Adverse Effect. Section 2.13 of the Disclosure Letter also sets forth a list of all promissory notes payable to the Company by, and all promissory notes payable by the Company to, any employees or former employees of the Company or any Subsidiary. The existence of such notes does not violate the terms of any agreements between the Company and its senior lenders.

         II.14    Pollution and Other Regulations.

                  (a) Except as set forth in Section 2.14 of the Disclosure Letter, the Company and its Subsidiaries are not in violation of, and do not presently have outstanding any liability under, have not been notified that they are or may be liable under and do not have knowledge of any liability or potential liability (including any liability relating to matters set forth in Section 2.14 of the Disclosure
         Letter), under any applicable Environmental Laws which violation, liability or potential liability could reasonably be expected to have a Material Adverse Effect.

                  (b) Except as set forth in Section 2.14 of the Disclosure Letter, neither the Company nor any of its Subsidiaries has received a written request for information under any Environmental Laws stating or suggesting that the Company or any of its Subsidiaries has or may have liability thereunder or written notice that any such entity has been identified as a potentially responsible party under any Environmental Laws or any public health or safety or welfare law, nor has any such entity received any written notification that any Hazardous Substance that it or any of its respective predecessors in interest has generated, stored, treated, handled, transported, or disposed of, has been released or is threatened to be released at any site at which any Person intends to conduct or is conducting a remedial investigation or other action pursuant to any Environmental Laws.

                  (c) Except as set forth in Section 2.14 of the Disclosure Letter, each of the Company and its Subsidiaries has obtained all material permits, licenses or other authorizations required for the conduct of their respective operations under all applicable Environmental Laws and each such authorization is in full force and effect.

                  (d) To the knowledge of the Company, neither the Company nor any of its Subsidiaries are in violation of 15 U.S.C. " 78dd-1, 78dd-2.

                  (e) Except as set forth in Section 2.14 of the Disclosure Letter, each of the Company and its Subsidiaries complies in all material respects with all laws and regulations relating to equal employment opportunity and employee safety in all jurisdictions in which it is presently doing business, and Company will use its reasonable best efforts to comply, and to cause each of its Subsidiaries to comply, with all such laws and regulations which may be legally imposed in the future in jurisdictions in which Company or any of its Subsidiaries may then be doing business.

         II.15 Possession of Franchises,  Licenses,  Etc. Except as set forth in
Section 2.15 of the Disclosure Letter, each of Company and its Subsidiaries possesses all franchises, certificates, licenses, permits and other authorizations from governmental or political subdivisions or regulatory authorities, that are necessary in any material respect for the ownership, maintenance and operation of its properties and assets, and neither Company nor any of its Subsidiaries is in violation of any thereof in any material respect.

         II.16 Intellectual Property. Except as set forth in Section 2.16 of the Disclosure Letter, each of Company and its Subsidiaries owns or has the right to use all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, which are necessary for the operation of its business as presently conducted. Nothing has come to the attention of Company, any of its Subsidiaries or any of their respective directors and officers to the effect that (i) any product, service, process, method, substance, part or other material presently contemplated to be sold by or employed by Company or any of its Subsidiaries in connection with its business may infringe any patent, trademark, service mark, trade name, copyright, license or other right owned by any other Person, (ii) there is pending or threatened any claim or litigation against or affecting Company or any of its Subsidiaries contesting its right to sell or use any such product, service, process, method, substance, part or other material or (iii) there is, or there is pending or proposed, any patent, invention, device, application or principle or any statute, law, rule, regulation, standard or code which would prevent, inhibit or render obsolete the production or sale of any products of, or substantially reduce the projected revenues of, or otherwise materially adversely affect the business, condition or operations of, Company or any of its Subsidiaries.

         II.17 Insurance Coverage. Each property of the Company or any of its Subsidiaries is insured within terms reasonably acceptable to the Company's senior lenders for the benefit of the Company or a Subsidiary of the Company in amounts deemed adequate by the Company's management and no less than those amounts customary in the industry in which the Company and its Subsidiaries operate against risks usually insured against by Persons operating businesses similar to those of the Company or its Subsidiaries in the localities where such properties are located, and SunTrust Bank, Atlanta has been named loss payee or additional insured, as its interest may appear, on all such policies. Attached to Section 2.17 of the Disclosure Letter are certificates evidencing such insurance. Neither the Company nor any Subsidiary has received notice of the cancellation or planned cancellation of any such insurance policies, and the Company has no knowledge of any reasonable basis for any such cancellation. The Company's and its Subsidiaries' professional liability insurance coverage is briefly summarized in Section 2.17 of the Disclosure Letter.

         II.18 Labor Matters. Except as set forth on Section 2.18 of the Disclosure Letter, the Company and its Subsidiaries have experienced no strikes, labor disputes, slow downs or work stoppages due to labor disagreements which have had, or would reasonably be expected to have, a Material Adverse Effect, and, to the best knowledge of the Company, there are no such strikes, disputes, slow downs or work stoppages threatened against any Company or any of the Subsidiaries, nor are there presently any efforts underway to organize any of the employees of the Company or any Subsidiary under the auspices of any union. The hours worked and payment made to employees of the Company and its Subsidiaries have not been in violation in any material respect of the Fair Labor Standards Act or any other Applicable Law dealing with such matters. All payments due from the Company and its Subsidiaries, or for which any claim may be made against the Company or any of its Subsidiaries, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as liabilities on the books of the Company and its Subsidiaries where the failure to pay or accrue such liabilities would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is a party to any collective bargaining agreement.

         II.19 Intercompany Loans. All intercompany indebtedness owed by the Company or any of its Subsidiaries is, to the extent required under agreements with the Company's senior lenders, evidenced by a promissory note, which promissory note has been duly authorized and approved by all necessary corporate and shareholder action on the part of the parties thereto, and constitutes the legal, valid and binding obligations of the party thereto, enforceable against it in accordance with the terms of the promissory note, except as may be limited by Bankruptcy Law and by general principles of equity. Except as set forth in
Section 2.19 of the Disclosure Letter, there are no restrictions on the power of the Company or any of its Subsidiaries to repay the indebtedness evidenced by any such promissory note.

         II.20 Disclosure. Neither this Agreement, any Transaction Document nor any other document, certificate or statement furnished to Buyer by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company or any of its Subsidiaries which materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business, property or assets, or financial condition of the Company or any of its Subsidiaries which has not been set forth in this Agreement, the Transaction Documents or in the other documents, certificates and statements furnished to Buyer by or on behalf of the Company prior to the date hereof in connection with the transactions contemplated hereby.

         II.21 Partially Owned Subsidiaries. The Company and its Subsidiaries own 50% of the issued and outstanding stock of Law/Sundt, Inc. and Envirosource Incorporated. Law Engineering and Environmental Services, Inc. owns 50% of the issued and outstanding membership interests of Law/Spear, L.L.C., a Georgia limited liability company. The Company and its Subsidiaries do not own or control sufficient outstanding capital stock with the power to vote to elect a majority of the board of directors of Law/Sundt, Inc. and Envirosource Incorporated. The organizational documents of Law/Spear, L.L.C. do not permit Law Engineering and Environmental Services, Inc., without the consent of the other persons holding membership interests of Law/Spear, L.L.C., to cause Law/Spear, L.L.C. to guarantee the Company's obligations to its senior lenders or to grant a lien in its assets in favor of such lenders, nor do the organizational documents of Law/Spear, L.L.C. permit Law Engineering and Environmental Services, Inc., without the consent of the other persons holding membership interests in Law/Spear, L.L.C., to amend the organizational documents to provide such a guarantee or grant such a lien. The fair market value of all of the assets of Law/Sundt, Inc. is approximately $10,000, the fair market value of all assets of Envirosource Incorporated is less than $25,000 and the fair market value of all assets of Law/Spear, L.L.C. is less than $550,000.

         II.22 Fairness Opinion. Alex. Brown & Sons Incorporated has endered the fairness opinion attached to Section 2.22 of the Disclosure Letter the "Fairness Opinion"), and such opinion has not been revoked or amended in any way.

                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to the Company as follows:

         III.1 Status of Buyer. Virgil R. Williams and James M. Williams are each individual residents of the State of Georgia and suffer under no legal disability, and any assignee of Buyer pursuant to Section 11.03 who executes the Transaction Documents as Buyer at the Closing ("Closing Assignee") if a corporation, shall be, at Closing, duly organized, existing and in good standing under the laws of the State of Georgia.

         III.2 Power and  Authority.  Buyer has (and any Closing  Assignee  will have) the power and has taken all necessary action to authorize it, to execute, deliver and carry out the terms and provisions of and to perform its obligations under this Agreement, the Independent Options Agreement, the Plan Option
Agreement, the Preferred Shareholder Agreement, the Registration Rights Agreement, and the other Transaction Documents to which it is a party. This Agreement, the Independent Options Agreement, the Plan Option Agreement, the Preferred Shareholder Agreement, the Registration Rights Agreement, and the other Transaction Documents to which Buyer is a party have been or will be duly authorized, executed and delivered by Buyer and constitute or will when executed and delivered constitute the legal, valid and binding obligation of Buyer enforceable in accordance with their terms, except as the enforceability thereof may be limited by Bankruptcy Law, and by general principles of equity. The execution, delivery and performance by Buyer of this Agreement, the Independent Options Agreement, the Plan Option Agreement, the Preferred Shareholder Agreement, the Registration Rights Agreement, and the other Transaction Documents to which Buyer is a party, (a) will not contravene any provision of Applicable Law, (b) will not conflict with or be inconsistent with or result in any breach of any of the terms, conveyance, conditions or provisions of, or constituted default under, a result in the creation or imposition of any Lien upon any of the property or assets of Buyer pursuant to the terms of, any indenture, mortgage, deed to secure debt, deed of trust, or other material agreement or instrument to which Buyer is a signatory or by which it is bound or to which it may be subject, (c) will not violate any provision of any agreement to which Buyer is a party (and, if the Closing Assignee is a corporation, its articles of incorporation or bylaws, or other equivalent thereof if such Closing Assignee is an entity other than a corporation), (d) will not require any Governmental Approval and (e) will not result in the creation of any lien upon the assets or properties of Buyer.

         III.3 Consents and Governmental Approval. No Governmental Approval or Consent, permission, approval or authorization of any nongovernmental authority or Person is required to authorize, or is required in connection with, the execution delivery performance or enforcement of this Agreement, the Independent Options Agreement, the Plan Option Agreement, the Preferred Shareholder Agreement, the Registration Rights Agreement or any other Transaction Documents.

         III.4 Disclosure. Neither this Agreement, any Transaction Document nor any other document, certificate or statement furnished to the Company by or on behalf of Buyer in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contain here and therein not misleading.

                                   ARTICLE IV

                                 SECURITIES LAWS

         4.01     Exemptions from Registration Requirements.

                  THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN REGISTERED FOR SALE UNDER THE SECURITIES ACT, THE GEORGIA ACT, OR THE SECURITIES ACTS AND LAWS OF ANY OTHER JURISDICTION, AND SUCH SECURITIES WILL BE OFFERED AND ISSUED IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF ALL SUCH APPLICABLE ACTS AND LAWS, INCLUDING WITHOUT LIMITATION THE EXEMPTIONS CONTAINED IN SECTION 4(2) OF THE SECURITIES ACT AND SECTION 10-5-9(13) OF THE O.C.G.A.

         4.02     Securities Laws Representations and Covenants of Buyer.

                  (a) This Agreement is made with Buyer in reliance upon Buyer's representation to the Company, which by Buyer's execution of this Agreement Buyer hereby confirms, that the Securities to be received by Buyer will be acquired for its own account, not as a nominee or agent, and not with a view to the direct or indirect sale or distribution of any part thereof in violation of applicable securities laws, and that Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same.

                  (b) Buyer understands and acknowledges that the offering of the Securities pursuant to this Agreement will not be registered under the Securities Act, the Georgia Act or any other applicable securities act or law or any other jurisdiction on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration pursuant to Section 4(2) of the Securities Act and Section 10-5-9(13) of the O.C.G.A. and under such other applicable securities acts or laws, and that the Company's reliance upon such exemptions is predicated upon Buyer's representations set forth in this Agreement.

                  (c) Buyer acknowledges that the shares of Securities being acquired by Buyer must be held indefinitely unless such shares are subsequently registered under the Securities Act or an exemption from such registration is available with respect to such shares. In no event will Buyer dispose of any of the Securities other than pursuant to a registration statement under the Securities Act or an exemption from such registration and unless and until Buyer shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition. Each certificate evidencing the Securities transferred as above provided shall bear the appropriate restrictive legend set forth in
Section 4.03 below.

                  (d) Buyer represents that: (i) Buyer is an "Accredited Buyer" as that term is defined in Regulation D promulgated by the Securities Exchange Commission under the Securities Act and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Buyer's prospective investment in the Securities; (ii) Buyer has received all the information requested by it from the Company and considered necessary or appropriate for deciding whether to purchase the Securities; (iii) Buyer has the ability to bear the economic risks of such Buyer's prospective investment.

         4.03     Legends.

                  (a) All certificates evidencing the Securities shall bear the following legends:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE BEEN ISSUED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM
REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"), SECTION 10-5-9(13) OF THE OFFICIAL CODE OF GEORGIA ANNOTATED (THE "GEORGIA CODE"), AND APPROPRIATE EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES LAWS OF OTHER APPLICABLE JURISDICTIONS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED OTHER THAN PURSUANT TO AN EFFECTIVE REGISTRATION OR AN EXEMPTION SATISFACTORY TO THE ISSUER OF COMPLIANCE WITH THE 1933 ACT, THE GEORGIA CODE AND THE APPLICABLE SECURITIES LAWS OF ANY OTHER JURISDICTION. THE ISSUER SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT WITH RESPECT TO COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS."

                  (b) All certificates evidencing the Preferred Shares shall also bear the following legend:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A PREFERRED SHAREHOLDER AGREEMENT, DATED ______, 1997, BETWEEN CERTAIN SHAREHOLDERS OF THE COMPANY AND THE COMPANY. THE VOTING AND SALE, TRANSFER OR OTHER DISPOSITION OF THESE SECURITIES IS SUBJECT TO THE TERMS OF SUCH AGREEMENT, AND SUCH SECURITIES ARE TRANSFERABLE ONLY UPON PROOF OF COMPLIANCE THEREWITH."

                  (c) The certificates evidencing the Securities shall also bear any legend required pursuant to any other state, local or foreign law governing such securities.


                                    ARTICLE V

                            COVENANTS OF THE PARTIES

         5.01 Pre-Closing Operations of the Company. The Company hereby covenants and agrees that, except as set forth in Section 5.01 of the Disclosure Letter, or as consented to in writing by Buyer (which consent will not be unreasonably withheld), pending the Closing, the Company will, and will cause each of its Subsidiaries to, operate and conduct its business only in the ordinary course in accordance with prior practices.

         5.02 Access. From the date of this Agreement through the Closing Date, the Company shall, and shall cause its Subsidiaries to, (i) provide Buyer and its designees (officers, counsel, accountants, actuaries, and other authorized representatives) with such information as Buyer may from time to time reasonably request with respect to the Company and its Subsidiaries, and the transactions contemplated by this Agreement; (ii) provide Buyer and its designees, access during regular business hours and upon reasonable notice to the books, records, offices, personnel, counsel, accountants and actuaries of the Company and its Subsidiaries, as Buyer or its designees may from time to time reasonably request; and (iii) permit Buyer and its designees to make such inspections thereof as Buyer may reasonably request. Any investigation shall be conducted in such a manner so as not to interfere unreasonably with the operation of the business of the Company or any of its Subsidiaries.

         5.03 Shareholders Meeting. The Company's Board of Directors shall submit and recommend to the shareholders of the Company for approval this Agreement, the Restated Articles and certain amendments as set forth in the Restated Bylaws at a meeting of the shareholders duly called for that purpose as soon as practicable.

         5.04 Further Assurances. In addition to such actions as either party may otherwise be required to take under this Agreement, any Transaction Document or Applicable Law in order to consummate this Agreement and the transactions contemplated hereby, each party shall take such action, shall furnish such information, and shall prepare, or cooperate in preparing, and execute and deliver such certificates, agreements and other instruments as the other party may reasonably request from time to time, before, at or after the Closing.

         5.05 Reasonable Efforts; Deliveries at Closing. The Company and Buyer will use their reasonable, good faith efforts, and will cooperate with one another, to secure all necessary other consents, approvals, authorizations and exemptions from Governmental Authorities and third parties. The Company will use its reasonable, good faith efforts to cause or obtain the satisfaction of the conditions specified in Article VII. Buyer will use its reasonable, good faith efforts to cause or obtain the satisfaction of the conditions specified in
Article VI. Each party shall execute and deliver to the other party, at the Closing, all documents and agreements required to be delivered by such party to the other at the Closing.


                                   ARTICLE VI

                    CONDITIONS TO OBLIGATIONS OF THE COMPANY

         Each of the obligations of the Company to be performed hereunder shall be subject to the satisfaction (or waiver by the Company) at or prior to the Closing of each of the following conditions:

         6.01 Representations and Warranties True at Closing. Each of Buyer's representations and warranties contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of such date; Buyer shall have complied in all material respects with the covenants and agreements set forth herein to be performed or complied with by it on or before the Closing Date; and Buyer shall have delivered to the Company a certificate dated the Closing Date and signed by a duly authorized officer to all such effects.

         6.02 Litigation. No suit, investigation, action or other proceeding shall be pending or overtly threatened against the Company, any subsidiary thereof, or Buyer before any court or governmental agency which has resulted in the restraint or prohibition of the Company, or, could in the reasonable opinion of counsel for the Company, result in the obtaining of material damages or other relief from the Company, in connection with this Agreement or the consummation of the transactions contemplated hereby.

         6.03 Opinion of Counsel to Buyer. The Company shall have received from counsel to Buyer an opinion, dated the Closing Date, in form and substance reasonably acceptable to the Company.

         6.04 Documents Satisfactory in Form and Substance. All agreements, certificates, opinions and other documents to be delivered by Buyer to the Company hereunder or in connection herewith shall have been duly executed and delivered by Buyer to the Company and shall be in form and substance satisfactory to counsel for the Company, in the exercise of such counsel's reasonable judgment.

         6.05 Required Governmental Approvals. All governmental authorizations, consents and approvals necessary for the valid consummation of the transactions contemplated hereby shall have been obtained and shall be in full force and effect. All applicable governmental pre-acquisition filing, information furnishing and waiting period requirements shall have been met or such compliance shall have been waived by the governmental authority having authority to grant such waivers.

         6.06 Other Necessary Consents. The Company shall have obtained all consents and approvals listed in Section 2.07 of the Disclosure Letter. With respect to each such consent or approval, the Company shall have received written evidence, reasonably satisfactory to it, that such consent or approval has been duly and lawfully filed, given, obtained or taken and is effective, valid and subsisting.

         6.07 Shareholder Approval. The shareholders of the Company shall have authorized the Company's execution and delivery of this Agreement and all other Transaction Documents and performance of its obligations hereunder and thereunder, in accordance with Applicable Law.

         6.08 Preferred Shareholder Agreement; Independent Options Agreement; Plan Option Agreement; Registration Rights Agreement. Buyer shall have duly executed, and delivered to the Company, the Preferred Shareholder Agreement, in the form attached as Exhibit F, the Independent Options Agreement, the Plan Option Agreement, and the Registration Rights Agreement, in the form attached as Exhibit G.


                                   ARTICLE VII

                       CONDITIONS TO OBLIGATIONS OF BUYER

         The obligations of Buyer to be performed hereunder shall be subject to the satisfaction (or waiver by Buyer) at or prior to the Closing of each of the following conditions:

         7.01 Representations and Warranties True at Closing. Each of the representations and warranties of the Company contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of such date; the Company shall have performed and complied in all material respects with the respective covenants and agreements set forth herein to be performed or complied with by it on or before the Closing Date; and the Company shall have delivered to Buyer a certificate signed on behalf of the Company by a duly authorized officer to all such effects.

         7.02 Litigation. No suit, investigation, action or other proceeding shall be pending or overtly threatened against Buyer or the Company before any court or governmental agency, which has resulted in the restraint or prohibition of any such party, or, in the reasonable opinion of counsel for Buyer, could result in the obtaining of material damages or other relief from any such party, in connection with this Agreement or the consummation of the transactions contemplated hereby.

         7.03 Required Governmental Approvals. All governmental authorizations, consents and approvals necessary for the valid consummation of the transactions contemplated hereby shall have been obtained and shall be in full force and effect. All applicable governmental pre-acquisition filing, information furnishing and waiting period requirements shall have been met or such compliance shall have been waived by the governmental authority having authority to grant such waivers.

         7.04 Other Necessary Consents. The Company shall have obtained all consents and approvals listed in Section 2.07 of the Disclosure Letter. With respect to each such consent or approval, Buyer shall have received written evidence, reasonably satisfactory to it, that such consent or approval has been duly and lawfully filed, given, obtained or taken and is effective, valid and subsisting.

         7.05 Opinion of Counsel to the Company. Buyer shall have received from counsel to the Company an opinion or opinions, dated the Closing Date, in form and substance reasonably acceptable to Buyer.

         7.06 Documents Satisfactory in Form and Substance. All agreements, certificates, opinions and other documents to be delivered by the Company to Buyer hereunder or in connection herewith shall have been duly executed and delivered by the Company to Buyer and shall be in form and substance satisfactory to counsel for Buyer, in the exercise of such counsel's reasonable judgment.

         7.07 Restated Articles and Restated Bylaws. The Restated Articles and Restated Bylaws shall have been duly adopted by the Company and be in full force and effect.

         7.08 Warrants; Independent Options Agreement; Plan Option Agreement; Preferred Shareholder Agreement; Registration Rights Agreement. The Company shall have duly executed, and delivered to Buyer, the Warrants, the Independent Options Agreement, the Plan Option Agreement, the Preferred Shareholder Agreement, and the Registration Rights Agreement.

         7.09 FY 1996 Statements. Buyer shall have received the FY 1996 Statements.


                                  ARTICLE VIII

                         INDEMNIFICATION BY THE COMPANY

         8.01 Remedies. Except as otherwise limited by this Article VIII, after the Closing, the Company shall indemnify and reimburse Buyer for any and all claims, losses, liabilities, damages, costs (including court costs) and expenses (including reasonable attorneys' and accountants' fees) incurred by Buyer, (hereinafter "Loss" or "Losses") as a result of, or with respect to, (a) any breach of any representation or warranty of the Company set forth in this Agreement, (b) any breach of any representation or warranty of the Company set forth in the certificate to be provided to Buyer pursuant to Section 7.01, and
(c) any breach by the Company of any covenant or agreement of the Company contained in this Agreement to be performed after the Closing. Notwithstanding the foregoing or any other provision of this Agreement, the Company makes no representation, warranty or covenant, and shall have no indemnification obligation with respect to, any financial or other projections, or other forward-looking statements, provided to Buyer; provided, however, that nothing in this Section 8.01 shall in any way limit the rights (as specifically set forth in the Restated Articles and in the Restated Bylaws) of holders of Preferred Stock in connection with the "Benchmarks" (as defined in the Restated Bylaws).

         8.02     Indemnity Claims.

                  (a) Survival. The representations and warranties of the Company contained herein or in any certificate or other document delivered pursuant hereto or in connection herewith shall not be extinguished by the Closing but shall survive the Closing, subject to the limitations set forth in
Section 8.02(b) with respect to the time periods within which claims for indemnity must be asserted, and the covenants and agreements of the Company contained herein to be performed after the Closing shall survive without limitation as to time except as may be otherwise specified herein. The covenants and agreements to be performed by the Company prior to the Closing shall terminate as of and shall not survive the Closing.

                  (b) Time to Assert Claims. All claims for indemnification under Section 8.01(a) or (b) shall be asserted no later than thirty (30) days from the date the Company's audited financial statements for its 1997 fiscal year ("FY 1997") shall be first sent to Buyer, except that claims alleging a breach of any representation or warranty set forth in Section 2.09 shall be asserted no later than three years plus thirty (30) days after the Company and its Subsidiaries have filed their federal tax returns for operations occurring in FY 1997; and claims alleging a breach of any representation or warranty set forth in any of Section 2.01, Section 2.10, Section 2.14(a), (b), (c) or (e),
Section 2.17, and Section 2.18, shall be asserted no later than thirty (30) days after the date the Company's audited financial statements for its 1998 fiscal year shall be first sent to Buyer. Any claim for indemnification under Section 8.01(c) may be made at any time within the applicable statutes of limitation and applicable equitable doctrines.

         8.03 Deductible and Cap. Buyer shall make no claim against the Company for indemnification hereunder for a breach of a representation or warranty contained herein unless and until the aggregate amount of such claims against the Company exceeds $500,000 (the "Deductible"), in which event Buyer may claim indemnification for the amount of such claims in excess of the Deductible. In all events, the Company's obligations to Buyer under this Article VIII shall not exceed $10,000,000, and the prevailing party in any claim under this Article VIII shall be entitled to payment by the non-prevailing party of its reasonable expenses in prosecuting or defending such claim.

         8.04 Notice of Claim. Buyer shall notify the Company, in writing, of any claim for indemnification within sixty (60) days of receiving knowledge, or becoming aware, of the Loss giving rise to its indemnification rights hereunder, specifying in reasonable detail the nature of the Loss, and, if known, the amount, or an estimate of the amount, of the liability arising therefrom. Buyer shall provide to the Company as promptly as practicable thereafter such information and documentation as may be reasonably requested by the Company to support and verify the claim asserted.

         8.05 Defense. If the facts pertaining to a Loss arise out of the claim of any third party, or if there is any claim against a third party available by virtue of the circumstances of the Loss, the Company may assume the defense or the prosecution thereof by prompt written notice to Buyer, including the employment of counsel or accountants, at its cost and expense. The Company's decision whether to assume such defense or prosecution shall be made by a majority of the Common Directors (as defined in the Restated Articles). The Company shall not be liable for any settlement of any such claim effected without its prior written consent which shall not be unreasonably withheld. Whether or not the Company does choose to so defend or prosecute such claim, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith. The Company shall be subrogated to all rights and remedies of Buyer.

         8.06 Exclusive Remedy. After the Closing, the indemnification provided to Buyer pursuant to this Article VIII shall, except in the case of fraud, be Buyer's sole and exclusive remedy for breaches of representations and warranties made by the Company under this Agreement or any other Transaction Document and for breach of or noncompliance with any of the covenants contained in this Agreement.


                                   ARTICLE IX

                          TERMINATION PRIOR TO CLOSING

         9.01 Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

                  (a) By the mutual written consent of Buyer and the Company;

                  (b) By the Company in writing, if Buyer shall (i) fail to perform in any material respect its agreements contained herein required to be performed by it on or prior to the Closing Date, or (ii) materially breach any of its representations, warranties or covenants contained herein, which failure or breach is not cured within ten (10) days after the Company has notified Buyer of its intent to terminate this Agreement pursuant to this subparagraph (b);

                  (c) By Buyer in writing, if either the Company shall (i) fail to perform in any material respect its agreements contained herein required to be performed by it on or prior to the Closing Date, or (ii) materially breach any of its representations, warranties or covenants contained herein, which failure or breach is not cured within ten (10) days after Buyer has notified the Company of its intent to terminate this Agreement pursuant to this subparagraph
(c);

                  (d) By either the Company or Buyer in writing, if there shall be any order, writ, injunction or decree of any court or governmental or regulatory agency binding on Buyer, or the Company, which prohibits or restrains Buyer or the Company from consummating the transactions contemplated hereby, provided that Buyer and the Company shall have used their reasonable, good faith efforts to have any such order, writ, injunction or decree lifted or revoked and the same shall not have been lifted or revoked within 30 days after entry, by any such court or governmental or regulatory agency;

                  (e) By either the Company or Buyer, in writing, if for any reason the Closing has not occurred by September 30, 1997 (including the failure of the shareholders of the Company to approve this Agreement and the transactions contemplated hereby in accordance with Applicable Law) other than as a result of the breach of this Agreement by the party attempting to terminate the Agreement, unless the Closing does not occur by such date due to a delay in any regulatory review or approval, in which case either party, at its option, may extend the Closing Date by a number of days equal to the number of days of delay caused by such regulatory review or approval process, but in all events, to no later than December 31, 1997; or

                  (f) By the Company, if necessary in order for the directors of the Company to fulfill their fiduciary duties under applicable law as a result of (i) the Company receiving an unsolicited offer from a third party on terms more favorable to the Company, as determined by the directors in their sole and absolute discretion; or (ii) receipt of an opinion from counsel to the Company advising the Company that by proceeding with the transactions contemplated in this Agreement, the directors would likely be in breach of their fiduciary duties under Georgia law.

         9.02     Termination Fee and Expenses in Certain Circumstances.

                  (a) If this Agreement is terminated by the written mutual consent of Buyer and the Company, no termination fee or expenses shall be payable except as shall be expressly set forth in such written mutual consent.

                  (b) If the Company shall terminate this Agreement because of a failure or breach by Buyer as set forth in Section 9.01(b), no termination fee or expenses shall be payable by the Company. Buyer, in that circumstance, shall be liable for such damages, expenses, and equitable relief as the laws of the State of Georgia shall provide.

                  (c) If Buyer shall terminate this Agreement because of a failure or breach by the Company as set forth in Section 9.01(c), the Company shall be liable to Buyer for such damages, expenses and equitable relief as the laws of the State of Georgia shall provide.

                  (d) If this Agreement is terminated pursuant to Section 9.01(d), through no fault of Buyer, then the Company shall pay to Buyer Buyer's reasonable costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, not to exceed $500,000.

                  (e) If the Closing does not occur within the times set forth in Section 9.01(e) (and this Agreement has not been terminated as provided otherwise in Section 9.01), through no fault of Buyer, then the Company shall pay to Buyer Buyer's reasonable costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, not to exceed $500,000.

                  (f) If the  Company  terminates  this  Agreement  pursuant  to
Section 9.01(f), and such termination was not caused by an act or omission of Buyer, then the Company shall pay to Buyer the sum of $1,500,000 as sole liquidated damages, plus Buyer's reasonable costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, not to exceed $500,000.

         9.03 Termination of Obligations. Termination of this Agreement pursuant to this Article IX shall terminate all obligations of the parties hereunder, except for the obligations under Sections 9.02 and 9.03 and Sections 11.07 and 11.11.


                                    ARTICLE X

                                   DEFINITIONS

         "401(k) Plan" shall mean, collectively, the Law Companies Group, Inc. 401(k) Savings Plan sponsored by and maintained by the Company and the Law Companies Group, Inc. Puerto Rico 401(k) Savings Plan sponsored by and maintained by the Company.

         "Applicable Law" shall mean (i) all applicable common and civil law and principles of equity and (ii) all applicable provisions of all (a) constitutions, statutes, rules, regulations and orders of governmental bodies,
(b) Governmental Approvals and (c) orders, decisions, judgments and decrees of all courts and arbitrators.

         "Bankruptcy Law" shall mean laws governing bankruptcy, suspension of payments, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, or other similar laws relating to the enforcement of creditors' rights generally.

         "Buyer" shall have the meaning ascribed to such term in the preamble of this Agreement.

         "CERCLA" shall mean the Comprehensive Environmental Response Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act (42 U.S.C. ' 9601 et seq.).

         "Class A Common" shall have the meaning ascribed to such term in the preamble of this Agreement.

         "Closing" shall have the meaning ascribed to such term in Section 1.04.

         "Closing Date" shall have the meaning ascribed to such term in Section 1.04.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

         "Common Stock" shall have the meaning set forth in the Restated
Articles.

         "Common Stock Equivalents" shall mean the issued and outstanding shares as of Closing of the following: (1) the Preferred Shares of Law Companies Group, Ltd., a Jersey corporation, and (2) the "A" Shares of HKS Law Gibb Share Trust (Proprietary) Ltd., a South African corporation.

         "Company" shall have the meaning ascribed to it in the preamble of this Agreement.

         "Environmental Laws" shall mean all federal, state, local and foreign statutes and codes or regulations, rules or ordinances issued, promulgated, or approved thereunder, now in effect (including, without limitation, those with respect to asbestos or asbestos containing material or exposure to asbestos or asbestos containing material), relating to pollution or protection of the environment and relating to public health and safety, relating to (i) emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial toxic or hazardous constituents, substances or wastes, including without limitation, any hazardous substance (as such term is defined under CERCLA), petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environment Law into the environment (including without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of any Hazardous Substance (as such term is defined under CERCLA), petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law, and (iii) underground storage tanks and related piping, and emissions, discharges and releases or threatened releases therefrom, such Environmental Laws to include, without limitation (i) the Clean Air Act (42 U.S.C. ' 7401 et seq.), (ii) the Clean Water Act (33 U.S.C. ' 1251 et seq.),
(iii) the Resource  Conservation  and  Recovery Act (42 U.S.C.  ' 6901 et seq.),
(iv) the Toxic Substances Control Act (15 U.S.C. ' 2601 et seq.) and (v) CERCLA.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974 and all rules and regulations promulgated pursuant thereto, as the same may from time to time be supplemented or amended.

         "ERISA   Affiliate"   shall  mean  any  trade  or   business   (whether
incorporated or unincorporated) which together with the Company is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.
         "Foreign Corporation States" shall mean the States of Alabama, Arkansas, Indiana, Mississippi, New Hampshire, Texas and Vermont.

         "Georgia Act" shall mean the Georgia Securities Act of 1973, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

         "Government Approval" shall mean any order, permission, authorization, consent, approval, license, franchise, permit or validation of, exemption by, registration or filing with, or report or notice to, any governmental agency or unit, or any public commission, board or authority, foreign or domestic.

         "Indebtedness" shall mean (i) indebtedness for borrowed money or for the deferred purchase price of property or services (other than trade accounts payable on customary terms in the ordinary course of business), (ii) financial obligations evidenced by bonds, debentures, notes or other similar instruments,
(iii) financial obligations as lessee under leases which shall been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (iv) financial obligations as the issuer of capital stock redeemable in whole or in part at the option of any Person other than such issuer, at a fixed and determinable date or upon the occurrence of an event or condition not solely within the control of such issuer, (v) all obligations (contingent or otherwise) with respect to interest rate and currency leasing agreements, (vi) reimbursement obligations (contingent or otherwise) with respect to amounts under letters of credit, bankers acceptances and similar instruments, (vii) financial obligations under purchase money mortgages, (viii) financial obligations under asset securitization vehicles, (ix) conditional sale contracts and similar title retention instruments, and (x) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or financial obligations of others of the kinds referred to in clauses (i) through (ix) above.

         "Independent  Options" shall have the meaning  ascribed to such term in
Section 1.01.

         "Independent Options Agreement" shall have the meaning ascribed to such term in Section 1.01.

         "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind or description and shall include, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof including any lease or similar arrangement with a public authority executed in connection with the issuance of industrial development revenue bonds or pollution control revenue bonds, and the filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent law) of any jurisdiction.

         "Material Adverse Effect" shall mean a material adverse change in the operations, business, property or assets of, or in the condition (financial or otherwise) or prospects of, (i) the Company and its Subsidiaries, taken as a whole, or (ii) the Company and its U.S. subsidiaries, taken as a whole, or (iii) Gibb Holdings, Ltd.
and its subsidiaries, taken as a whole.

         "Multiemployer  Plan" shall mean a  "multiemployer  plan" as defined in
Section 4001(a)(3) of ERISA.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation and successor thereof.

         "Person" shall mean an individual, corporation, partnership, trust of unincorporated organization, a government or any agency or political subdivision thereof.

         "Plan" shall mean any employee benefit plan, program, arrangement, practice or contract, maintained by or on behalf of the Company, any Subsidiary, or an ERISA Affiliate, which provides benefits or compensation to or on behalf of employees or former employees, whether formal or informal, whether or not written (and including foreign equivalents), including the following types of plans:

                  (i) "Executive Arrangements" - any bonus, incentive compensation, stock option, deferred compensation, commission, severance, "golden parachute," "rabbi trust," or other executive compensation plan, program, contract, arrangement or practice;

                  (ii) "ERISA Plans" - any "employee benefit plan" as defined in ERISA, including, but not limited to, any defined benefit pension plan, profit sharing plan, money purchase pension plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, Multiemployer Plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalizations, accident, sickness, disability, or life insurance benefits.

                  (iii) "Other Employee Fringe Benefits" - any stock purchase, vacation, scholarship, day care, prepaid legal services, severance pay or other fringe benefit plan, program, arrangement, contract or practice.

         "Plan Option" shall have the meaning ascribed to such term in Section 1.01.

         "Plan Option Agreement" shall have the meaning ascribed to such term in
Section 1.01.

         "Preferred  Shares"  shall have the  meaning  ascribed  to such term in
Section 1.01.

         "Preferred Shareholder Agreement" shall mean an agreement in the form of Exhibit F hereto.

         "Preferred Stock" shall have the meaning set forth in the Restated Articles.

         "Purchase  Price"  shall  have the  meaning  ascribed  to such  term in
Section 1.03.

         "Restated Articles" shall have the meaning ascribed to such term in the preamble of this Agreement.

         "Restated Bylaws" shall mean the Restated Bylaws attached hereto as Exhibit H.

         "Securities" shall mean the Preferred Shares, the Warrants, the ndependent Options and the Plan Options.

         "Securities Act" shall mean the Securities Act of 1933, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

         "Stock Option Plan" shall mean the Law Companies Group, Inc. Stock Option Plan.

         "Subsidiary" of any Person shall mean any corporation, partnership or other Person of which a majority of all the outstanding capital stock (including director's qualifying shares) or other securities or ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is, at the time as of which any such determination is being made, directly or indirectly owned by such Person, or by one or more of the Subsidiaries of such Person, and which corporation, partnership or other Person is consolidated with such Person for financial reporting purposes. Unless otherwise specified, "Subsidiaries" and "Subsidiary" shall mean the Subsidiaries and a Subsidiary, respectively, of the Company.

         "Tax" shall mean, with respect to any person or entity, any federal, state or foreign tax, assessment, customs duties, or other governmental charge, levy or assessment (including any withholding tax) upon such person or entity or upon such person's or entity's assets, revenues, income or profits.

         "Transaction Documents" shall mean this Agreement, each Exhibit to this Agreement, the Disclosure Letter, the Warrants, the Independent Options Agreement, the Preferred Shareholder Agreement, the Plan Option Agreement, the Registration Rights Agreement, and each other document, instrument, certificate and opinion executed and delivered in connection with the foregoing, each as amended, restated, supplemented or otherwise modified from time to time as provided herein.

         "Warrants" shall have the meaning ascribed to such term in Section
1.01.


                                   ARTICLE XI

                                  MISCELLANEOUS

         11.01 Entire Agreement. This Agreement (including the Schedules and Exhibits) constitutes the sole understanding of the parties with respect to the subject matter hereof and terminates the letter agreement, dated January 15, 1997 (including the Term Sheet attached thereto); provided, however, that this provision is not intended to abrogate (a) any other written agreement between the parties executed with or after this Agreement including without limitation, any of the other Transaction Documents or (b) the Confidentiality Agreement, dated December 2, 1996, which shall remain in full force and effect.

         11.02 Amendment. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto.

         11.03 Parties Bound by Agreement; Successors and Assigns. The terms, conditions and obligations of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns thereof. Without the prior written consent of the other party hereto, neither party may assign its rights, duties or obligations hereunder (including, but not limited to, the Securities being purchased pursuant to this Agreement) or any part thereof to any other person or entity except that Buyer may assign its rights hereunder to a corporation formed prior to the date hereof, at least 51% of the outstanding capital stock of which is owned and controlled by one or both of Virgil R. Williams and James M. Williams (or an "Affiliate" as defined in the Preferred Shareholder Agreement) or a corporation formed on or after the date hereof, at least 80% of the outstanding capital stock of which is owned and controlled by one or both of Virgil R. Williams and James M. Williams (or an "Affiliate" as defined in the Preferred Shareholder Agreement) which assumes in writing all of Buyer's obligations hereunder; provided, however, no assignment pursuant hereto shall relieve the assigning party from liability for any breach or noncompliance with terms of this Agreement whether before or after such assignment, and provided further that any such assignment shall be accomplished pursuant to documents in form and substance acceptable to the Company.

         11.04  Counterparts.   This  Agreement  may  be  executed  in  multiple
counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

         11.05 Headings. The headings of the Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

         11.06 Modification and Waiver. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar).

         11.07 Expenses of Buyer Upon Closing. In the event the Closing occurs, the Company shall pay up to a maximum aggregate amount of $850,000 of the customary costs and expenses incurred by Buyer in connection with this Agreement and the transactions contemplated hereby, including reasonable fees and expenses of financial consultants, accountants and counsel. Section 11.07 of the Disclosure Letter completely and accurately sets forth all of such costs and expenses incurred by Buyer through the date hereof, as well as a good faith estimate of all such costs and expenses Buyer expects to incur between the date hereof and the Closing.

         11.08 Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party hereto shall be in writing and delivered personally or sent by registered or certified mail (including by overnight courier or express mail service), postage or fees prepaid, if to the Company to:

                           Law Companies Group, Inc.
                           3 Ravinia Drive, Suite 1830
                           Atlanta, Georgia 30346
                           Attention: Mr. Bruce C. Coles


                  with a copy to:

                           Long Aldridge Norman LLP
                           Suite 5300
                           303 Peachtree Street, N.E.
                           Atlanta, Georgia 30308
                           Attention: Mr. F. T. Davis, Jr.


                  if to Buyer to:

                           Mr. Virgil R. Williams

                           Mr. James M. Williams
                           2076 West Park Place
                           Stone Mountain, Georgia 30087


                  with a copy to:

                           Arnall Golden & Gregory, LLP
                           One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309
                           Attention:  Mr. Jonathan Golden


or at such other address for a party as shall be specified by like notice. Any notice which is delivered personally in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party or the office of such party. Any notice which is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the fourth business day after the day it is so placed in the mail or, if earlier, the time of actual receipt.

         11.09 Brokerage. The Company and Buyer do hereby expressly warrant and represent, each to the other, that, except as set forth in Section 11.09 of the Disclosure Letter, no broker, agent, or finder has rendered services in connection with the transaction contemplated under this Agreement. The Company hereby indemnifies and agrees to hold harmless Buyer from and against any and all losses, costs, damages, and expenses (including reasonable attorneys' fees) arising or resulting, or sustained or incurred by Buyer, by reason of any claim by any broker, agent, finder, or other person or entity based upon any arrangement or agreement made or alleged to have been made by the Company in connection with the transaction contemplated under this Agreement. Buyer does hereby indemnify and agree to hold harmless the Company from and against any and all losses, costs, damages, and expenses (including reasonable attorneys' fees) arising or resulting, or sustained or incurred by the Company, by reason of any claim by any broker, agent, finder, or other person or entity based upon any arrangement or agreement made or alleged to have been made by Buyer in connection with the transaction contemplated under this Agreement.

         11.10 Governing Law. This Agreement is executed by Buyer in, and shall be construed in accordance with and governed by the laws of the State of Georgia without giving effect to the principles of conflicts of law thereof.

         11.11 Public Announcements. No public announcement shall be made by any person with regard to the transactions contemplated by this Agreement without the prior consent of the Company and Buyer; provided that either party may make such disclosure if advised by counsel that it is legally required to do so. The Company and Buyer will discuss any public announcements or disclosures concerning the transactions contemplated by this Agreement with the other parties prior to making such announcements or disclosures.

         11.12 Acquisition Proposals. Prior to the earlier of the Closing or termination of this Agreement, the Company will not, directly or indirectly, solicit, initiate or enter into discussions or transactions with, or encourage, or provide any information to, any person, corporation, partnership or other entity or group (other than Buyer and its designees) concerning any sale of any securities by the Company, or any merger or sale of securities or substantial assets of, or any similar transaction involving, the Company or any of its subsidiaries; provided that the Company may provide information to a person, corporation, partnership or other entity or group (other than Buyer and its designees) that requests such information concerning any such transaction if:
(a) the Company is required to do so in order to satisfy its board of directors' fiduciary duty to its stockholders; and (b) the Company notifies Buyer in writing in advance of any such provision of information. It is specifically agreed that nothing in this Agreement or otherwise shall prevent the consummation of the presently contemplated renewal of financing with SunTrust Bank, Atlanta and other banks, or any modification thereof, or any revision of the terms of any existing subordinated indebtedness owed to former shareholders of the Company; provided that, subject to the Company's confidentiality obligations, before consummating such refinancing or revising such terms, the Company will discuss the proposed refinancing or proposed revisions with Buyer in order to ensure Buyer is fully informed regarding these topics.

         11.13 Use of Proceeds. The utilization by the Company of the proceeds from the Purchase Price shall be determined by the Company's Board of Directors (in its sole discretion).

         11.14 No Third-Party Beneficiaries. There shall exist no right of any person to claim a beneficial interest in this Agreement or any rights occurring by virtue of this Agreement.

         11.15 "Including." Words of inclusion shall not be construed as terms of limitation herein, so that references to "included" matters shall be regarded as non-exclusive, non-characterizing illustrations.

         11.16 References. Whenever reference is made in this Agreement to any Article, Section, or Exhibit, such reference shall be deemed to apply to the specified Article or Section of this Agreement or the specified or Exhibit to this Agreement.

         11.17 Knowledge. References to the "knowledge" of the Company, and similar references, shall mean the actual knowledge, after a reasonable inquiry of their own files, of those persons, with respect to the specific areas, set forth in Section 11.17 of the Disclosure Letter.

         11.18 Board of Directors Upon Closing. The parties agree that upon the Closing, the Board shall be comprised of the following members:

         Common Directors:          Bruce C. Coles
                                            Peter D. Brettell
                                            Robert B. Fooshee
                                            Walter T. Kiser
                                            Frank B. Lockridge
                                            Clay E. Sams
                                            John Y. Williams

         Preferred Directors:               Virgil M. Williams
                                            James M. Williams
                                            Steven Muller
                                            Tom Moreland
                                            Two   additional   members   to   be
                                            designated  by  Buyer  prior  to the
                                            mailing to the  shareholders  of the
                                            Company  of the proxy in  connection
                                            with the  transactions  contemplated
                                            hereby (or such  earlier time as may
                                            be  required by the  Securities  and
                                            Exchange Commission),

and the Swing Director shall be John Y. Williams. As used herein, the terms "Common Director," "Preferred Director," and "Swing Director" have the meanings ascribed to such terms in the Restated Articles. Each of the parties shall use their best efforts to effect the foregoing.


                  [Remainder of page intentionally left blank]

                            [Signature page follows]

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the date indicated on the first page hereof.

                                                The Company:

                                                Law Companies Group, Inc.

                                                By: _________________________
                                                    Bruce C. Coles
                                                    Chairman, CEO & President



                                                Buyer:

                                                ---------------------------
                                                Virgil R. Williams

                                                ---------------------------
                                                James M. Williams




















                [Signature Page to Securities Purchase Agreement]

                                                              S2-321383.14
                                   EXHIBIT "E"

                          Allocation of Purchase Price


                  Preferred Stock                             $9,850,000

                  Warrant                                        100,000

                  Independent Options Agreement                   50,000